SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[ ]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[X]Soliciting Material Under Rule 14a-12

                             PEOPLES BANKCORP, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

[LOGO OF COMMUNITY BANK SYSTEM, INC.

                                                       PRESS RELEASE
                                                       -------------

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, New York  13214

                                         For further information please contact:
                        Sanford A. Belden, President and Chief Executive Officer
                                                             Tel: (315) 445-7304

FOR IMMEDIATE RELEASE
---------------------

             COMMUNITY BANK SYSTEM, INC. AND PEOPLES BANKCORP, INC.
                 AGREE TO MERGE IN A $4.2 MILLION CASH PURCHASE


DeWitt, N.Y. and Ogdensburg, N.Y. - May 7, 2003 -- Community Bank System, Inc. (NYSE: CBU) and Peoples Bankcorp, Inc. (PBI) jointly announce that they have signed a definitive agreement for CBU to acquire all the stock of PBI and to merge Peoples Bankcorp, Inc. into Community Bank System, Inc. PBI's single branch in Ogdensburg, New York, will be operated as a branch of Community Bank, N.A., CBU's principal subsidiary, as part of its network of branches in Ogdensburg and Northern New York.

CBU is a registered bank holding company with $3.4 billion in assets, based in the Syracuse suburb of DeWitt, New York, and PBI is a $29 million-asset savings and loan holding company headquartered in Ogdensburg, New York, whose principal banking subsidiary is Ogdensburg Federal Savings and Loan Association. Pursuant to the definitive agreement, CBU will pay $30 in cash for each outstanding common share of PBI for a total purchase price of approximately $4.2 million.

                                                  COMMUNITY BANK SYSTEM, INC.  2
                                                                   PRESS RELEASE
                                                                     MAY 7, 2003
                                                                     PAGE 2 OF 3


Robert E. Wilson, President and Chief Executive Officer of Peoples Bankcorp, Inc. stated "We are looking forward to merging with Community Bank System, Inc. PBI subsidiary Ogdensburg Federal Savings and Loan was organized in May 1888 and presently has a staff of seven, who will be retained with the exception of Mr. Wilson who stated he will retire upon the completion of the merger after being President/CEO of the Savings and Loan for over forty years."

Sanford A. Belden, President and Chief Executive Officer of CBU, stated, "We are pleased to add Ogdensburg Federal Savings and Loan to our strong network of branches in Ogdensburg and throughout Northern New York. They have operated in that market for a very long time, and we anticipate continuing to serve their customers, as well as existing CBNA customers, out of their facility. Ogdensburg customers will benefit from CBNA's greater array of financial products and services while continuing to be served by familiar staff in that branch."

Mr. Belden went on to say, "We expect the transaction to be immediately accretive to operating earnings per share. It is expected to close in the third quarter of 2003, pending approval by shareholders of both PBI and CBU and after regulatory review."

Community Bank System, Inc. (NYSE: CBU) is a registered bank holding company based in DeWitt, N.Y. with $3.4 billion in assets. Its wholly-owned banking subsidiary, Community Bank, N.A. (http://www.communitybankna.com), is the third
                                  ------------------------------
largest community banking franchise headquartered in Upstate New York, having 116 customer facilities and 85 ATMs stretching diagonally from Northern New York to the Southern Tier, west to Lake Erie, and in Northeastern Pennsylvania. Other subsidiaries within the CBU family are Elias Asset Management, Inc., an investment management firm based in Williamsville, N.Y.; Benefit Plans Administrative Services, Inc. (BPA), a pension administration and consulting firm located in Utica, N.Y., serving sponsors of defined benefit and defined
contribution  plans;  and  Community   Investment

                                                  COMMUNITY BANK SYSTEM, INC.  3
                                                                   PRESS RELEASE
                                                                     MAY 7, 2003
                                                                     PAGE 3 OF 3

Services, Inc. (CISI), a broker-dealer delivering financial products, including mutual funds, annuities, individual stocks and bonds, and long-term health care and other selected insurance products, from various locations within Community Bank's branch system and from offices in Jamestown and Lockport, N.Y.

Shareholders of PBI, and other investors are urged to read the proxy statement that will be filed with the SEC in connection with the merger. It will contain important information about CBU, PBI, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement will be available free of charge on the SEC's web site (www.sec.gov). The proxy statement and such other documents may also be obtained from PBI by directing such requests to Peoples Bankcorp, Inc.
Attention: Robert Wilson, 825 State Street, P.O. Box 326, Ogdensburg, New York 13669, tel: (315) 393-4340.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of l995 with respect to the anticipated effects of the merger. The following factors, among others, could cause the actual results of the merger to differ materially from the parties'
expectations: the satisfaction of contingencies for closing the merger, including regulatory and shareholder approval; the successful integration of operations of PBI and Ogdensburg Federal Savings and Loan into those of CBU and Community Bank, N.A.; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. Neither CBU or PBI assumes any duty to update forward-looking statements.


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